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                                                                     EXHIBIT 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                     ALLIED RISER COMMUNICATIONS CORPORATION

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                     Pursuant to Sections 242 and 245 of the
                        Delaware General Corporation Law

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     Allied Riser Communications Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

         (1) The name of the Corporation is Allied Riser Communications Corporation. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on the second day of November 1998 under the name Allied Riser Communications Holdings, Inc.

         (2) This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the GCL.

         (3) This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

         (4) Upon the filing (the "Effective Time") of this Amended and Restated Certificate of Incorporation pursuant to the GCL, each share of the Corporation's common stock, $.0001 par value per share, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified through a 1 for 15 reverse stock split (the "Reverse Split") of the common stock, and the existing stockholders at the time of the Reverse Split shall receive a 1/15 of a share of common stock (all of such shares, the "Post-Split Shares") in exchange for each share of common stock outstanding. The Post-Split Shares shall be validly issued, fully paid, and non-assessable
Common Stock authorized by subparagraph (a) of Article FOURTH of this Amended and Restated Certificate of Incorporation (provided however, that in determining the number of Post-Split Shares to be received by any stockholder, any fractional shares shall be rounded upward to the next whole number, such that no fractional Post-Split Shares shall be issued), without any action by the holder thereof (the "Reclassification"). Each certificate that theretofore represented a share or shares of Old Common Stock shall thereafter represent that



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number of Post-Split Shares of Common Stock into which the share or shares of
Old Common Stock represented by such certificate shall have been reclassified.

         (5) Upon the Effective Time, each share of the Corporation's Series A-1 Preferred Stock, par value $0.0001 per share (the "Series A-1 Preferred"), and each share of the Corporation's Series A-2 Preferred Stock, par value $0.0001 per share (the "Series A-2 Preferred"), issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding Preferred Stock as authorized by subparagraph (a) of Article FOURTH of this Amended and Restated Certificate of Incorporation. Each share of Series A-1 Preferred and Series A-2 Preferred shall have the rights, preferences and designations as set forth in the Certificate of Designation of Series A Preferred Stock as set forth in Exhibit A attached hereto.

         (6) Upon the Effective Time, each share of the Corporation's Series B Preferred Stock, par value $0.0001 per share (the "Series B Preferred"), issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding Preferred Stock as authorized by subparagraph (a) of Article FOURTH of this Amended and Restated Certificate of Incorporation. Each share of Series B Preferred shall have the rights, preferences and designations as set forth in the Certificate of Designation of Series B Preferred Stock as set forth in Exhibit B attached hereto.

         (7) The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

     FIRST: The name of the Corporation is Allied Riser Communications Corporation (the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Center Road, County of New Castle, Wilmington, Delaware 19805. The name of its registered agent at that address is Corporation Service Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

     FOURTH: (a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is one billion one hundred thousand (1,000,100,000) shares of capital stock, consisting of (i) one billion (1,000,000,000) shares of common stock, par value $.0001 per share (the

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"Common Stock"), and (ii) one hundred thousand (100,000) shares of preferred stock, par value $.0001 per share (the "Preferred Stock").

         (b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, are as follows:

                  (1) Ranking. Except as otherwise expressly provided in this Amended and Restated Certificate of Incorporation, the powers, preferences and rights of the holders of Common Stock and the qualifications, limitations and restrictions thereof, shall be in all respects identical to any other stock issued by the Corporation.

                  (2) Voting. Except as otherwise expressly required by law or provided in this Amended and Restated Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast 1 vote in person or by proxy for each share of the Common Stock standing in such holder's name on the stock transfer records of the Corporation.

                  (3) No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.

                  (4) Amendments Affecting Stock. So long as any shares of Common Stock are outstanding, the Corporation shall not, without the affirmative vote of at least a majority (or such higher percentage, if any, as may then be required by applicable law) of the outstanding shares of Common Stock voting as a single class, (A) amend, alter or repeal any provision of Subsections 2 through 8 of this paragraph (b) of this Article FOURTH so as to affect the relative rights, preferences, qualifications, limitations or restrictions of the Common Stock or (B) take any other action upon which class voting is required by law.

                  (5) Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                  (6) Liquidation, Dissolution, etc. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets

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and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

                  (7) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

                  (8) Power to Sell and Purchase Shares. Subject to the requirements of applicable law and any provisions of any outstanding series of preferred stock, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law and any provisions of any outstanding series of preferred stock, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

         (c) Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or ex changeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

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     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

         (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

         (b) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

         (c) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2000 annual meeting; the term of the initial Class II directors shall terminate on the date of the 2001 annual meeting; and the term of the initial Class III directors shall terminate on the date of the 2002 annual meeting. At each succeeding annual meeting of stock holders beginning in 2002, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

         (d) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         (e) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

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Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

         (f) To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stock holder in order to be timely must be so received not later than the close of business on the fifteenth (15th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the fifteenth (15th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

         (g) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stock holders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

     SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve misconduct or a knowing violation of the law;
(iii) under the GCL regarding unlawful dividends and

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stock purchases; or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     SEVENTH: The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

         The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

         Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         Notwithstanding anything contained in this Article SEVENTH to the contrary, in no event shall the Corporation indemnify or advance any expenses pursuant to this Article SEVENTH to any person who is an "Original Shareholder" (as defined in that certain Indemnification Agreement dated as of November 23, 1998 (as amended from time to time, the "Indemnification Agreement")) among the

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Corporation, EGI-ARC Investors, L.L.C., Telecom Partners II, L.P., Crescendo
World Fund, LLC Eagle Ventures WF, LLC, Crescendo III, L.P., Lawrence Equity Group, LLC and the other parties thereto with respect to or in connection with any matter of the nature described by Section 2.1(1) of the Indemnification Agreement.

     EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

     NINTH: Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors, if there be one, (ii) the President or (iii) the Board of Directors. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied.

     TENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors.

     ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Corporation's By-Laws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Article FIFTH and TENTH and this Amended and Restated Certificate of Incorporation or this Article ELEVENTH.

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     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated
Certificate of Incorporation to be executed on its behalf this 25th day of October, 1999.

                                       Allied Riser Communications Corporation



                                       By: /s/ DAVID H. CRAWFORD
                                           -------------------------------------
                                       Name:  David H. Crawford
                                       Title: Chief Executive Officer



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                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATION
                                       OF
                            SERIES A PREFERRED STOCK
                                       OF
                     ALLIED RISER COMMUNICATIONS CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

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         Allied Riser Communications Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the one hundred thousand (100,000) shares of preferred stock, par value $0.0001 per share, of the Corporation authorized in Article FOURTH of the Certificate of Incorporation (the "Preferred Stock"), a series of Preferred Stock consisting of seven hundred fifty (750) shares and a series of Preferred Stock consisting of two hundred fifty (250) shares, which series shall have the following powers, designations, preferences and relative participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

         Section 1. Designation of Series A Preferred Stock. Seven Hundred Fifty (750) of the authorized shares of Preferred Stock are hereby designated "Series A-1 Preferred," and Two Hundred Fifty (250) of the authorized shares of Preferred Stock are hereby designated "Series A-2 Preferred." The Series A-1 Preferred and the Series A-2 Preferred are collectively referred to herein as the "Series A Preferred."

         Section 2. Restriction on Issuance of Series A-2 Preferred. The Corporation shall not issue any shares of Series A-2 Preferred (other than pursuant to

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the EGI Investment Agreement) without the prior written consent of the holders of (i) a majority of the issued and outstanding shares of Series A-1 Preferred, and (ii) a majority of the issued and outstanding shares of Series A-2 Preferred.

         Section 3. Ranking. The Series A Preferred shall be senior in respect of dividends, distributions (including distributions upon redemption) and liquidations to any other capital stock issued by the Corporation except for Series B Preferred (the terms of which are set forth in the Certificate of Designation of Series B Preferred Stock). The Series A Preferred and the Series B Preferred Stock shall be pari passu in respect of dividends, distributions and liquidations.

         Section 4. Dividends.

                  (a). Dividends in Respect of Series A Preferred. Except as provided herein, dividends on each share (or fraction thereof) of Series A Preferred shall accrue on a daily basis at the rate of ten percent (10%) per annum on the sum of the Liquidation Value thereof from and including the date of issuance of each such share of Series A Preferred to and including the earlier of the date on which (i) the Liquidation Value of such share is paid in full or
(ii) such share is converted into shares of Common Stock hereunder. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared before any dividend, distribution or payment may be made with respect to any shares of Common Stock or any other stock or securities of the Corporation that is not by its terms expressly senior in right of payment of dividends to the Series A Preferred. The date on which the Corporation initially issues any share (or fraction thereof) of Series A Preferred shall be deemed to be its "date of issuance" regardless of the number of times a transfer of each such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

                  (b). Payment of Stock Dividends on Series A Preferred. All accrued dividends on the Series A Preferred shall be payable (either in additional shares of Series A Preferred, or in cash) on December 31 of each year. Subject to the provisions of Section 4(c), any dividends accruing on shares of Series A-1 Preferred or Series A-2 Preferred shall be paid automatically by the issuance of that number of additional shares (or fractions thereof) of Series A-1 Preferred Shares or Series A-2 Preferred, respectively, that would have an aggregate Liquidation Value at the time of such payment equal to the amount of the dividends to be paid; provided that if the

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Corporation pays less than the total amount of dividends then accrued on the
Series A-1 Preferred or Series A-2 Preferred in the form of additional shares of Series A-1 Preferred or Series A-2 Preferred, respectively, such payment in shares shall be made pro rata to the holders of Series A Preferred based on the number of shares of Series A Preferred held by each such holder.

                  (c) Payment of Cash Dividends on Series A Preferred. Notwithstanding Section 4(b), in the sole discretion of the Board of Directors of the Corporation, all or part of any dividends accruing on shares of Series A Preferred may be paid in cash rather than in additional shares of Series A Preferred. If at any time the Corporation pays cash dividends to the Series A Preferred in an amount less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata to the holders of Series A Preferred based on the number of shares of Series A Preferred held by each such holder.

                  (d) Cessation of Dividends; Return of Dividends. If (i) on the closing date of a Qualifying Public Offering, the value (using the Market Price in such Qualifying Public Offering) of all shares of the Corporation's Common Stock issued and outstanding immediately prior to the Qualifying Public Offering (assuming the conversion of all issued and outstanding shares of Series A Preferred) exceeds the aggregate Liquidation Value of all issued and outstanding shares of Series A Preferred and all accrued and unpaid dividends thereon (the "Dividend Threshold"); or (ii) on the closing date of a Qualifying Recapitalization, the net proceeds received by the holders of the Series A Preferred in connection with the Qualifying Recapitalization exceed the Dividend Threshold, then (x) no further dividends shall accrue and be payable on the Series A Preferred; (y) any accrued but unpaid dividends on any shares of Series A Preferred shall be deemed waived, and the holder of each share of Series A Preferred shall not be entitled to such dividends; and (z) each holder of shares of Series A Preferred shall return all previously paid dividends to the Corporation in respect of such shares of Series A Preferred including, without limitation, any dividends paid in shares of Series A Preferred.

         Section 5. Liquidation.

                  (a) Priority. Upon any liquidation, dissolution or winding up of the Corporation, each holder of Series A Preferred shall be entitled to be paid, before any distribution or payment is made to the holders of the Corporation's Common Stock and any other stock or securities of the Corporation (other than the Series B Preferred which shall be pari passu with respect to any such distribution or payment), an amount in cash equal to the aggregate Liquidation Value (plus all accrued

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


and unpaid dividends thereon) of all shares of Series A Preferred held by such holder. The holders of Series A Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets available for distribution to the holders of the Series A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available for distribution to the holders of the Series A Preferred shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment any accrued and unpaid dividends with respect to the Series A Preferred. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Series A Preferred.

                  (b) Change of Ownership; Fundamental Change. For purposes of this Section 5, a "Change in Ownership" or "Fundamental Change" shall be deemed to be a liquidation, dissolution or winding up of the Corporation, unless the holders of a majority of the issued and outstanding shares of Series A Preferred elect to waive the applicability of this Section 5(b). Upon the occurrence of such Change in Ownership or Fundamental Change, the holders of the Series A Preferred shall be entitled to receive payment of amounts payable with respect to the Series A Preferred upon a liquidation, dissolution or winding up in cancellation of their shares of Series A Preferred upon consummation of any such transaction. The term "Change in Ownership" means any sale or issuance or series of sales and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of affiliated Persons (other than the owners of the Series A Preferred and Series B Preferred Stock as of the date of the Investment Agreements) owning capital stock of the Corporation processing more than 50% of the voting power (under ordinary circumstances) of the Corporation. The term "Fundamental Change" means
(i) a sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured by either book value in accordance with generally accepted accounting principles consistently applied or fair market value determined in the reasonable good faith judgment of the Corporation's board of directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (ii) any merger or consolidation or other corporate reorganization to which the Corporation is a party, except for a merger, consolidation or other corporate reorganization in which after giving effect to such, the holders of the Corporation's outstanding capital stock immediately prior to such event shall own at least 50% of the Corporation's voting power on an as converted basis (under ordinary circumstances).

         Section 6. Redemptions.

                  (a) Optional Series A Preferred Redemptions. Subject to the provisions contained herein, upon the occurrence of a Qualifying Public Offering or a Qualifying Recapitalization (the closing date of such Qualifying Public Offering or Qualifying Recapitalization being referred to as a "Redemption Date") the Corporation shall redeem, at the election of the holders of at least a majority of the outstanding shares of Series A Preferred, part or all of the shares of Series A Preferred (including any fractional shares) on a pro rata basis based on the number of shares of Series A Preferred held by each such holder, at a price per share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon (the "Redemption Price"). Any redemption requested by the holders of shares of Series A Preferred must be received by the Corporation at least 30 days prior to the scheduled closing of the Qualifying Public Offering or the Qualifying Recapitalization

                  (b) Adjustment to Redemption Price. The Redemption Price of each share of Series A-1 Preferred and Series A-2 Preferred shall be adjusted as set forth herein if, on any Redemption Date, the sum of (i) (x) the Liquidation Value of the shares of Series A-1 Preferred acquired by Telecom Partners II, L.P., a Delaware limited partnership ("TP") pursuant to the TP Investment Agreement (the "TP Series A-1 Preferred") plus (y) the Liquidation Value of any shares of Series A-1 Preferred acquired by TP as stock dividends pursuant to
Section 4(b) hereof (provided that such shares are retained by TP after giving effect to the provisions of Section 4(d)), plus (z) all cash dividends paid on the TP Series A-1 Preferred or the shares of Series A-1 Preferred received by TP as stock dividends ((x), (y) and (z) collectively are referred to as the "Preferred Preference"), plus (ii) the value (using the Market Price in such Qualifying Public Offering or Qualifying Recapitalization) of the Common Stock acquired by TP pursuant to the TP Investment Agreement, exceeds 2.5 times the Liquidation Value of the TP Series A-1 Preferred. This test is referred to herein as the "Hurdle."

         On any Redemption Date, the holders of a majority of the outstanding Series A Preferred shall determine whether the Hurdle has been met. If the Hurdle has been satisfied, subject to the limitation set forth in this Section 6(b), the Redemption Price of each share of Series A-1 Preferred shall be adjusted as follows:

                                                       (A+B)
         New Redemption Price = Old Redemption Price ----------
                                                     (A+1.3(B))

         Similarly, if the Hurdle has been satisfied, subject to the limitation set forth in this Section 6(b), the Redemption Price of each share of Series A-2 Preferred shall be adjusted as follows:

                                                     (1.3(A+B))
         New Redemption Price = Old Redemption Price ----------
                                                     (A+1.3(B))

         Notwithstanding the foregoing, the adjustments described above shall be modified if, after applying the adjustments, the Hurdle would no longer be satisfied. The modification to the adjustment in this event shall consist of a decreased downward adjustment of the Redemption Price of the Series A-1 Preferred, and a decreased upward adjustment of the Redemption Price of the Series A-2 Preferred, such that the Hurdle is still satisfied after applying the adjustment. If the Hurdle has not been satisfied on a Redemption Date, the Redemption Price of the Series A Preferred shall remain unchanged.

         For purposes of the formulas described above:

                  A = outstanding shares of Series A-1 Preferred

                  B = outstanding shares of Series A-2 Preferred

                  (c) Redemption Payment. For each share of Series A Preferred which is to be redeemed, the Corporation shall be obligated on the respective Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Series A Preferred) an amount in immediately available funds equal to the Redemption Price of such share of Series A Preferred. If the funds of the Corporation legally available for redemption of shares of Series A Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series A Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series A Preferred ratably among the holders of the shares of Series A Preferred to be redeemed based upon the aggregate Redemption Price of such shares of Series A Preferred held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred, such funds shall immediately be used to redeem the balance of the shares of Series A Preferred which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to any redemption of Series A Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the shares of Series A Preferred which are to be redeemed.

                  (d) New Certificates. In case fewer than the total number of shares of Series A Preferred represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Preferred shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed shares of Series A Preferred.

                  (e) Determination of the Number of Each Holder's Shares to be Redeemed. The number of shares of Series A Preferred to be redeemed from each holder thereof in redemptions by the Corporation under this Section 6 shall be the number of shares of Series A Preferred determined by multiplying the total number of shares of Series A Preferred to be redeemed times a fraction, the numerator of which shall be the total number of shares of Series A Preferred then held by such holder and the denominator of which shall be the total number of shares of Series A Preferred then outstanding.

                  (f) Dividends After Redemption Date. No share of Series A Preferred is entitled to any dividends accruing after the date on which the Liquidation Value of such share of Series A Preferred (plus all accrued and unpaid dividends thereon) is paid to the holder thereof. On such date all rights of the holder of such share of Series A Preferred shall cease, and such share of Series A Preferred shall not be deemed to be outstanding.

                  (g) Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

                  (h) Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any Series A Preferred, except as expressly authorized herein, or pursuant to a purchase offer made pro rata to all holders of Series A Preferred on the basis of the aggregate Liquidation Value of the shares of the Series A Preferred (plus all accrued and unpaid dividends thereon) owned by such holder.

                  (i) Accrued Dividends Must be Paid Prior to any Redemption. The Corporation may not redeem any Series A Preferred, unless all dividends accrued on the outstanding Series A Preferred to be redeemed have been paid in full.

         Section 7. Voting Rights.

         Except as otherwise provided herein and as otherwise required by law, the Series A Preferred shall have no voting rights. However, the holders of the Series A Preferred shall be entitled to notice of all meetings of stockholders in accordance with the Corporation's bylaws, and the holders of the Series A Preferred shall be entitled to attend such meetings.

         Section 8. Conversion.

                  (a). Conversion Procedure. Upon the occurrence of a Qualifying Public Offering or a Qualifying Recapitalization, the holders of at least a majority of the outstanding shares of Series A Preferred may elect to convert on the closing date of the Qualifying Public Offering or the Qualifying Recapitalization (each a "Conversion Date"), all or any portion of their shares of Series A Preferred (including any fractional shares) into a number of shares of Common Stock computed by dividing the Conversion Value of such shares of Series A Preferred by the applicable Market Price. Notwithstanding the foregoing, upon the occurrence of a Qualifying Public Offering, all issued and outstanding shares of Series A Preferred not redeemed pursuant to Section 6 hereof shall be automatically converted into shares of Common Stock pursuant to the formula set forth herein.

                  (b). Adjustment to Conversion Value. On any Conversion Date, the holders of a majority of the outstanding Series A Preferred shall determine whether the Hurdle has been met. If the Hurdle has been satisfied, subject to the limitation set forth in this Section 8(b), the Conversion Value of each share of Series A-1 Preferred shall be adjusted as follows:

                                                       (A+B)
         New Conversion Value = Old Conversion Value ----------
                                                     (A+1.3(B))

         Similarly, if the Hurdle has been satisfied, subject to the limitation set forth in this Section 8(b), the Conversion Value of each share of Series A-2 Preferred shall be adjusted as follows:

                                                     (1.3(A+B))
         New Conversion Value = Old Conversion Value ----------
                                                     (A+1.3(B))

         Notwithstanding the foregoing, the adjustments described above shall be modified if, after apply the adjustments, the Hurdle would no longer be satisfied. The modification to the adjustment in this event shall consist of a decreased downward adjustment of the Conversion Value of the Series A-1 Preferred, and a decreased upward adjustment of the Conversion Value of the Series A-2 Preferred, such that the Hurdle is still satisfied after applying the adjustment. If the Hurdle has not been satisfied on a Conversion Date, the Conversion Value of the Series A Preferred shall remain unchanged.

         For purposes of the formulas described above:

                  A = outstanding shares of Series A-1 Preferred

                  B = outstanding shares of Series A-2 Preferred

                  (c) Effective Date of Conversion. Each conversion of Series A Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series A Preferred to be converted have been surrendered at the principal office of the Corporation. At such time as conversion has been effected, the rights of the holder of such Series A Preferred as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  (d) Conditions to Conversion. The conversion of any shares of Series A Preferred may, at the election of the holders of at least a majority of the outstanding shares of Series A Preferred, be conditioned upon the consummation of the Qualifying Public Offering or Qualifying Recapitalization, in which case such conversion shall not be deemed to be effective until the consummation of the Qualifying Public Offering or Qualifying Recapitalization.

                  (e) Conversion Deliveries. As soon as possible after a conversion has been effected, the Corporation shall deliver to the converting holder:

                     1. a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                     2. payment in an amount equal to all accrued dividends with respect to each share of Series A Preferred converted, which have not been paid prior thereto, plus the amount payable under subparagraph (h) below with respect to such conversion; and

                     3. a certificate representing any shares of Series A Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (f) Pro Rata Conversion. If for any reason the Corporation is unable to pay any portion of the accrued dividends on any share of Series A Preferred being converted then, at the converting holder's option, (i) the Corporation shall either pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment, or (ii) such portion of the unpaid dividends shall be converted into an additional number of shares of Common Stock determined by dividing the amount of the unpaid dividends to be applied for such purposes by the Market Price. If the converting holder elects to have dividends paid as soon as funds are legally available, then, at the request of the converting holder, the Corporation shall provide the holder with written evidence of its obligation to such holder.

                  (g) Issuance of Common Stock. The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred shall be made without charge to the holder of such Series A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Series A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                  (h) Fractional Shares. If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be deliverable upon any conversion of the Series A Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

                  (i) Miscellaneous. The Corporation shall not close its books against the transfer of Series A Preferred or of Common Stock issued or issuable upon conversion of Series A Preferred in any manner which interferes with the timely conversion of Series A Preferred. The Corporation shall assist and cooperate with any holder of shares of Series A Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series A Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

         Section 9. Notice of and Vote on Qualifying Public Offering or Qualifying Recapitalization.

         The Corporation shall give written notice to the holders of Series A Preferred at least 60 days prior to the date on which any Qualifying Public Offering or Qualifying Recapitalization is proposed to take place. The Corporation shall not engage in any such Qualifying Public Offering or Qualifying Recapitalization with out the prior written approval of the holders of a majority of the issued and outstanding shares of Series A Preferred and Series B Preferred Stock voting as a single class.

         Section 10. Registration of Transfer.

         The Corporation shall keep at its principal office a register for the registration of shares of Series A Preferred. Upon the surrender of any certificate representing shares of Series A-1 Preferred or Series A-2 Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the shares of Series A-1 Preferred or Series A-2 Preferred represented by such new certificate from the date which dividends have been fully paid on such Series A-1 Preferred or Series A-2 Preferred represented by the surrendered certificate.

         Section 11. Replacement.

         Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A-1 Preferred or Series A-2 Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A-1 Preferred or Series A-2 Preferred of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the shares of Series A-1 Preferred or Series A-2 Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         Section 12. Definitions.

         "ANDA Investment Agreement" means the Series A-1 Preferred Stock and Common Stock Investment Agreement, dated as of November 23, 1998 by and among the Corporation and ANDA Partnership, as such agreement may from time to time be amended in accordance with its terms.

         "CIII Investment Agreement" means the Series A-1 Preferred Stock and Common Stock Investment Agreement, dated as of November 23, 1998 by and among the Corporation and Crescendo III, L.P., as such agreement may from time to time be amended in accordance with its terms.

         "Common Stock" means, collectively, the Corporation's Common Stock, par value $0.0001 per share.

         "Conversion Value" of Series A-1 Preferred or Series A-2 Preferred shall be equal to the Liquidation Value of such shares, as adjusted pursuant to
Section 8(b).

         "CWF Investment Agreement" means the Series A-1 Preferred Stock and Common Stock Investment Agreement, dated as of November 23, 1998 by and among the Corporation and Crescendo World Fund, LLC, as such agreement may from time to time be amended in accordance with its terms.

         "EV Investment Agreement" means the Series A-1 Preferred Stock and Common Stock Investment Agreement, dated as of November 23, 1998 by and among the Corporation and Eagle Ventures WF, LLC, as such agreement may from time to time be amended in accordance with its terms.

         "Investment Agreements" means the EGI Investment Agreement and the TP Investment Agreement.

         "EGI Investment Agreement" means the Series A-2 Preferred Stock and Common Stock Investment Agreement, dated as of November 23, 1998, by and among the Corporation and EGI-ARC Investors, L.L.C., as such agreement may from time to time be amended in accordance with its terms.

         "LEG Investment Agreement" means the Series A-1 Preferred Stock and Common Stock Investment Agreement, dated as of November 23, 1998 by and among the Corporation and Lawrence Equity Group, LLC, as such agreement may from time to time be amended in accordance with its terms.

         "Liquidation Value" of Series A-1 Preferred or Series A-2 Preferred shall be equal to $1 million per share (subject to appropriate proportionate adjustment in the event of a recapitalization, reclassification or other capital restructuring or reorganization).

         "Market Price" of the Common Stock means the price of one share of Common Stock as established by (i) the offering price in a Qualifying Public Offering, or (ii) the total proceeds (net of liabilities) to the Company or total payment to its shareholders, as the case may be, divided by the total outstanding Common Stock in a Qualifying Recapitalization.

         "NVP Investment Agreement" means the Series A-1 Preferred Stock and Common Stock Investment Agreement, dated as of November 23, 1998 by and among the Corporation and Norwest Ventures Partners VII, L.P, as such agreement may from time to time be amended in accordance with its terms.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a limited liability company, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Qualifying Public Offering" means an underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, resulting in proceeds to the Corporation of not less than $25 million (prior to expenses and underwriting commissions and expenses) and at an offering price per share of at least $10.00.

         "Qualifying Recapitalization" means a recapitalization, reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets (or the assets of any material Subsidiary of the Corporation) to another Person, or other transaction which is effected in such a manner that holders of Common Stock (or the equity holders of the material Subsidiary) are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such Common Stock (or equity of the material Subsidiary).

         "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

         "TP Investment Agreement" means the Series A-1 Preferred Stock and Common Stock Investment Agreement, dated as of November 23, 1998, by and among the Corporation and Telecom Partners II, L.P., as such agreement may from time to time be amended in accordance with its terms.

         Section 13. Amendment and Waiver.

         No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 14 hereof without the prior written consent of the holders of a majority of the Series A Preferred outstanding at the time such action is taken; provided that no such action shall change (i) the manner in which dividends on the Series A Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series A Preferred or the times at which redemption of Series A Preferred is to occur, without the prior written consent of the holders of at least 75% of the Series A Preferred then outstanding or (ii) the percentage required to approve any change described in clause (i) above, without the prior written consent of the holders of at least 75% of the Series A

Preferred then outstanding; and provided, further, that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred then outstanding.

         Section 14. Notices.

         Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Designation to be signed by its Chief Executive Officer, and attested by its Chief Financial Officer, this 25th day of October, 1999.


                                       ALLIED RISER COMMUNICATIONS CORPORATION


                                       By: /s/ DAVID H. CRAWFORD
                                           -------------------------------------
                                       Name:  David H. Crawford
                                       Title: Chief Executive Officer


Attested:


By: /s/ TODD C. DOSHIER
    -------------------------------
Name:  Todd C. Doshier
Title: Chief Financial Office

                                    EXHIBIT B

                           CERTIFICATE OF DESIGNATION
                                       OF
                            SERIES B PREFERRED STOCK
                                       OF
                     ALLIED RISER COMMUNICATIONS CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

--------------------------------------------------------------------------------


         Allied Riser Communications Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the one hundred thousand (100,000) shares of preferred stock, par value $0.0001 per share, of the Corporation authorized in Article IV of the Certificate of Incorporation (the "Preferred Stock"), a series of Preferred Stock consisting of sixty (60) shares, which series shall have the following powers, designations, preferences and relative participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

         Section 1. Designation of Amount. The shares of such series created hereby shall be designated as Series B Preferred Stock (the "Series B Preferred Stock") and the authorized number of shares constituting such series shall be sixty (60). The par value of the Series B Preferred Stock shall be $0.0001 per share.

         Section 2. Restriction on Issuance of Series B Preferred. The Corporation shall not issue any shares of Series B Preferred (other than pursuant to the Goldman Investment Agreement) without the prior written consent of the holders of a majority of the issued and outstanding shares of Series B Preferred.

         Section 3. Ranking. The Series B Preferred shall be pari passu in respect of dividends, distributions (including distributions upon redemption) and liquidations with the Corporation's Series A-1 Preferred Stock and Series A-2 Preferred Stock and shall be senior in respect of dividends, distributions and liquidations to any other capital stock issued by the Corporation.

         Section 4. Dividends.

                  (a). Dividends in Respect of Series B Preferred. Except as provided herein, dividends on each share (or fraction thereof) of Series B Preferred shall accrue on a daily basis at the rate of ten percent (10%) per annum on the sum of the Liquidation Value thereof from and including the date of issuance of each such share of Series B Preferred to and including the earlier of the date on which (i) the Liquidation Value of such share is paid in full or
(ii) such share is converted into shares of Common Stock hereunder. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared before any dividend, distribution or payment may be made with respect to any shares of Common Stock or any other stock or securities of the Corporation that is not by its terms expressly senior in right of payment of dividends to the Series B Preferred. The date on which the Corporation initially issues any share (or fraction thereof) of Series B Preferred shall be deemed to be its "date of issuance" regardless of the number of times a transfer of each such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

                  (b). Payment of Stock Dividends on Series B Preferred. All accrued dividends on the Series B Preferred shall be payable (either in additional shares of Series B Preferred, or in cash) on December 31 of each year. Subject to the provisions of Section 4(c), any dividends accruing on shares of Series B Preferred shall be paid automatically by the issuance of that number of additional shares (or fractions thereof) of Series B Preferred that would have an aggregate Liquidation Value at the time of such payment equal to the amount of the dividends to be paid; provided that if the Corporation pays less than the total amount of dividends then accrued on the Series B Preferred in the form of additional shares of Series B Preferred, such payment in shares shall be made pro rata to the holders of Series B Preferred based on the number of shares of Series B Preferred held by each such holder.

                  (c). Payment of Cash Dividends on Series B Preferred. Notwithstanding Section 4(b), in the sole discretion of the Board of Directors of the Corporation, all or part of any dividends accruing on shares of Series B Preferred may be paid in cash rather than in additional shares of Series B Preferred. If at any time the Corporation pays cash dividends to the Series B Preferred in an amount less than the total amount of dividends then accrued with respect to the Series B Preferred, such payment shall be distributed pro rata to the holders of Series B Preferred based on the number of shares of Series B Preferred held by each such holder.

                  (d). Cessation of Dividends; Return of Dividends. If (i) on the closing date of a Qualifying Public Offering, the value (using the offering price of the Common Stock in such Qualifying Public Offering) of all shares of the Corporation's Common Stock issued and outstanding immediately prior to the Qualifying Public Offering exceeds the aggregate Liquidation Value of all issued and outstanding shares of Series B Preferred and all accrued and unpaid dividends thereon (the "Dividend Threshold"); or (ii) on the closing date of a Qualifying Recapitalization, the net proceeds received by the holders of the Series B Preferred in connection with the Qualifying Recapitalization exceed the Dividend Threshold, then (x) no further dividends shall accrue and be payable on the Series B Preferred; (y) any accrued but unpaid dividends on any shares of Series B Preferred shall be deemed waived, and the holder of each share of Series B Preferred shall not be entitled to such dividends; and (z) each holder of shares of Series B Preferred shall return all previously paid dividends to the Corporation in respect of such shares of Series B Preferred including, without limitation, any dividends paid in shares of Series B Preferred.

         Section 5. Liquidation

                  (a). Priority. Upon any liquidation, dissolution or winding up of the Corporation, each holder of Series B Preferred shall be entitled to be paid, before any distribution or payment is made to the holders of the Corporation's Common Stock and any other stock or securities of the Corporation (other than the Series A-1 Preferred Stock and Series A-2 Preferred Stock which shall be pari passu with respect to any such distribution or payment) which is not by its terms expressly senior in right of distribution or payment, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends thereon) of all shares of Series B Preferred held by such holder. The holders of Series B Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets available for distribution to the holders of the Series B Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets available for distribution to the holders of the Series B Preferred shall be distributed ratably among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series B Preferred held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment any accrued and unpaid dividends with respect to the Series B Preferred. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each record holder of Series B Preferred.

                  (b). Change of Ownership; Fundamental Change. For purposes of this Section 5, a "Change in Ownership" or "Fundamental Change" shall be deemed to be a liquidation, dissolution or winding up of the Corporation, unless the holders of a majority of the issued and outstanding shares of Series B Preferred elect to waive the applicability of this Section 5(b). Upon the occurrence of such Change in Ownership or Fundamental Change, the holders of the Series B Preferred shall be entitled to receive payment of amounts payable with respect to the Series B Preferred upon a liquidation, dissolution or winding up in cancellation of their shares of Series B Preferred upon consummation of any such transaction. The term "Change in Ownership" means any sale or issuance or series of sales and/or issuances of shares of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of affiliated Persons (other than the owners of the Series A Preferred Stock and Series B Preferred as of the date of the Investment Agreements) owning capital stock of the Corporation possessing more than 50% of the voting power (under ordinary circumstances) of the Corporation. The term "Fundamental Change" means
(i) a sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured by either book value in accordance with generally accepted accounting principles consistently applied or fair market value determined in the reasonable good faith judgment of the Corporation's board of directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (ii) any merger or consolidation or other corporate reorganization to which the Corporation is a party, except for a merger, consolidation or other corporate reorganization in which after giving effect to such, the holders of the Corporation's outstanding capital stock immediately prior to such event shall own at least 50% of the Corporation's voting power on an as converted basis (under ordinary circumstances).

         Section 6. Redemptions

                  (a). Optional Series B Preferred Redemptions. Subject to the provisions contained herein, upon the occurrence of a Qualifying Recapitalization (the closing date of such Qualifying Recapitalization being referred to as a "Redemption Date") the Corporation shall redeem, at the election of the holders of at least a majority of the outstanding shares of Series B Preferred, part or all of the shares of Series B Preferred (including any fractional shares) on a pro rata basis based on the number of shares of Series B Preferred held by each such holder, at a price per share equal to the Liquidation Value thereof plus all accrued and unpaid dividends thereon (the "Redemption Price"). Any redemption requested by the holders of shares of Series B Preferred must be received by the Corporation at least 30 days prior to the scheduled closing of the Qualifying Recapitalization.

                  (b) Redemption Payment. For each share of Series B Preferred which is to be redeemed, the Corporation shall be obligated on the respective Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Series B Preferred) an amount in immediately available funds equal to the Redemption Price of such share of Series B Preferred. If the funds of the Corporation legally available for redemption of shares of Series B Preferred on any Redemption Date are insufficient to redeem the total number of shares of Series B Preferred to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of shares of Series B Preferred ratably among the holders of the shares of Series B Preferred to be redeemed based upon the aggregate Redemption Price of such shares of Series B Preferred held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series B Preferred, such funds shall immediately be used to redeem the balance of the shares of Series B Preferred which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to any redemption of Series B Preferred, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the shares of Series B Preferred which are to be redeemed.

                  (c) New Certificates. In case fewer than the total number of shares of Series B Preferred represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series B Preferred shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed shares of Series B Preferred.

                  (d) Determination of the Number of Each Holder's Shares to be Redeemed. The number of shares of Series B Preferred to be redeemed from each holder thereof in redemptions by the Corporation under this Section 6 shall be the number of shares of Series B Preferred determined by multiplying the total number of shares of Series B Preferred to be redeemed times a fraction, the numerator of which shall be the total number of shares of Series B Preferred then held by such holder and the denominator of which shall be the total number of shares of Series B Preferred then outstanding.

                  (e) Dividends After Redemption Date. No share of Series B Preferred is entitled to any dividends accruing after the date on which the Redemption Price of such share of Series B Preferred is paid to the holder thereof. On such date all rights of the holder of such share of Series B Preferred shall cease, and such share of Series B Preferred shall not be deemed to be outstanding.

                  (f) Redeemed or Otherwise Acquired Shares. Any shares of Series B Preferred which are redeemed or otherwise acquired by the Corporation shall be canceled and shall not be reissued, sold or transferred.

                  (g) Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any Series B Preferred, except as expressly authorized herein, or pursuant to a purchase offer made pro rata to all holders of Series B Preferred on the basis of the aggregate Liquidation Value of the shares of the Series B Preferred (plus all accrued and unpaid dividends thereon) owned by such holder.

                  (h) Accrued Dividends Must be Paid Prior to Any Redemption. The Corporation may not redeem any Series B Preferred, unless all dividends accrued on the outstanding Series B Preferred to be redeemed have been paid in full.

         Section 7. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Series B Preferred shall have no voting rights. However, the holders of the Series B Preferred shall be entitled to notice of all meetings of stockholders in accordance with the Corporation's bylaws, and each holder of Series B Preferred who shall have invested and who continues to hold shares of Series B Preferred shall be entitled to attend such meetings

         Section 8. Conversion

                  (a) Qualifying Public Offering Conversion Procedure. Upon the occurrence of a Qualifying Public Offering, each holder of an outstanding share of Series B Preferred shall have his, her or its shares converted on the closing date of the Qualifying Public Offering (a "Qualifying Public Offering Conversion Date"), into a number of shares of Common Stock equal to the quotient of (i) the Conversion Value of such shares of Series B Preferred and (ii) the applicable Market Price.

                  (b) Qualifying Recapitalization Conversion Procedure. Upon the occurrence of a Qualifying Recapitalization, the holders of at least a majority of the outstanding shares of Series B Preferred may elect to convert on the closing date of the Qualifying Recapitalization (a "Qualifying Recapitalization Conversion Date") (each of a Qualifying Public Offering Conversion Date and a Qualifying Recapitalization Conversion Date are referred to as a "Conversion Date"), all or any portion of their shares of Series B Preferred (including any fractional shares) into a number of shares of Common Stock equal to the quotient of (i) the Conversion Value of such shares of Series B Preferred and (ii) the applicable Market Price.

                  (c). Effective Date of Conversion. Each conversion of Series B Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series B Preferred to be converted have been surrendered at the principal office of the Corporation. At such time as conversion has been effected, the rights of the holder of such Series B Preferred as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  (d). Conditions to Conversion. The conversion of any shares of Series B Preferred may, at the election of the holders of at least a majority of the outstanding shares of Series B Preferred, be conditioned upon the consummation of the Qualifying Public Offering or Qualifying Recapitalization, in which case such conversion shall not be deemed to be effective until the consummation of the Qualifying Public Offering or Qualifying Recapitalization.

                  (e). Conversion Deliveries. As soon as possible after a conversion has been effected, the Corporation shall deliver to the converting holder:

                     1. a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                     2. payment in an amount equal to all accrued dividends with respect to each share of Series B Preferred converted, which have not been paid prior thereto, plus the amount payable under subparagraph (h) below with respect to such conversion; and

                     3. a certificate representing any shares of Series B Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

                  (f). Pro Rata Conversion. If for any reason the Corporation is unable to pay any portion of the accrued dividends on any share of Series B Preferred being converted then, at the option of the holder whose shares are being converted, (i) the Corporation shall either pay such dividends to such holder as soon thereafter as funds of the Corporation are legally available for such payment, or (ii) such portion of the unpaid dividends shall be converted into an additional number of shares of Common Stock determined by dividing the amount of the unpaid dividends to be applied for such purposes by the Market Price. If the holder whose shares are being converted elects to have dividends paid as soon as funds are legally available, then, at the request of such holder, the Corporation shall provide the holder with written evidence of its obligation to such holder.

                  (g). Issuance of Common Stock. The issuance of certificates for shares of Common Stock upon conversion of Series B Preferred shall be made without charge to the holder of such Series B Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock. Upon conversion of each share of Series B Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

                  (h). Fractional Shares. If any fractional interest in a share of Common Stock would, except for the provisions of this subparagraph, be deliverable upon any conversion of the Series B Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount in cash to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

                  (i). Miscellaneous. The Corporation shall not close its books against the transfer of Series B Preferred or of Common Stock issued or issuable upon conversion of Series B Preferred in any manner which interferes with the timely conversion of Series B Preferred. The Corporation shall assist and cooperate with any holder of shares of Series B Preferred required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of shares of Series B Preferred hereunder (including, without limitation, making any filings required to be made by the Corporation).

         Section 9. Notice of and Vote on Qualifying Public Offering or Qualifying Recapitalization. The Corporation shall give written notice to the holders of Series B Preferred at least 60 days prior to the date on which any Qualifying Public Offering or Qualifying Recapitalization is proposed to take place. The Corporation shall not engage in any such Qualifying Public Offering or Qualifying Recapitalization without the prior written approval of the holders of a majority of the issued and outstanding shares of the Series A Preferred and Series B Preferred voting as a single class.

         Section 10. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Series B Preferred. Upon the surrender of any certificate representing shares of Series B Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the shares of Series B Preferred represented by such new certificate from the date which dividends have been fully paid on such Series B Preferred represented by the surrendered certificate.

         Section 11. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series B Preferred of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the shares of Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         Section 12. Definitions.

         "ANDA Investment Agreement" means the Series A-1 Preferred Stock and Common Stock Investment Agreement, dated as of November 23, 1998 by and among the Corporation and ANDA Partnership, as such agreement may from time to time be amended in accordance with its terms.

         "CIII Investment Agreement" means the Series A-1 Preferred Stock and Common Stock Investment Agreement, dated as of November 23, 1998 by and among the Corporation and Crescendo III, L.P., as such agreement may from time to time be amended in accordance with its terms.

         "Common Stock" means, collectively, the Corporation's Common Stock, $0.0001 par value per share.

         "Conversion Value" of Series B Preferred shall be equal to the Liquidation Value of such shares.

         "CWF Investment Agreement" means the Series A-1 Preferred Stock and Common Stock Investment Agreement, dated as of November 23, 1998 by and among the Corporation and Crescendo World Fund, LLC, as such agreement may from time to time be amended in accordance with its terms.

         "EGI Investment Agreement" means the Series A-2 Preferred Stock and Common Stock Investment Agreement, dated as of November 23, 1998 by and among the Corporation and EGI-ARC Investors, L.L.C., as such agreement may from time to time be amended in accordance with its terms.

         "EV Investment Agreement" means the Series A-1 Preferred Stock and Common Stock Investment Agreement, dated as of November 23, 1998 by and among the Corporation and Eagle Ventures WF, LLC, as such agreement may from time to time be amended in accordance with its terms.

         "Goldman Investment Agreement" means the Series B Preferred Stock Investment Agreement, dated as of August 6, 1999, by and between the Corporation and GS Capital Partners III, L.P. as such agreement may from time to time be amended in accordance with its terms.

         "Investment Agreements" means the Goldman Investment Agreement, the Whitehall Investment Agreement, EGI Investment Agreement and TP Investment Agreement.

         "LEG Investment Agreement" means the Series A-1 Preferred Stock and Common Stock Investment Agreement, dated as of November 23, 1998 by and among the Corporation and Lawrence Equity Group, LLC, as such agreement may from time to time be amended in accordance with its terms.

         "Liquidation Value" of Series B Preferred shall be equal to $1 million per share (subject to appropriate proportionate adjustment in the event of a recapitalization, reclassification or other capital restructuring or reorganization).

         "Market Price" of the Common Stock means the price of one share of Common Stock as established by (i) the offering price in a Qualifying Public Offering, or (ii) the total proceeds (net of liabilities) to the Company or total payment to its shareholders, as the case may be, divided by the total outstanding Common Stock in a Qualifying Recapitalization.

         "NVP Investment Agreement" means the Series A-1 Preferred Stock and Common Stock Investment Agreement, dated as of November 23, 1998 by and among the Corporation and Norwest Ventures Partners VII, L.P, as such agreement may from time to time be amended in accordance with its terms.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a limited liability company, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "Qualifying Public Offering" means an underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, resulting in proceeds to the Corporation of not less than $25 million (prior to expenses and underwriting commissions and expenses) and at an offering price per share of at least $10.00.

         "Qualifying Recapitalization" means a recapitalization, reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets (or the assets of any material Subsidiary of the Corporation) to another Person, or other transaction which is effected in such a manner that holders of Common Stock (or the equity holders of the material Subsidiary) are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such Common Stock (or equity of the material Subsidiary).

         "Series A Preferred" means shares of the Corporation's Series A-1 Preferred Stock and Series A-2 Preferred Stock that may be outstanding from time to time.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing general partner of such partnership, association or other business entity.

         "TP Investment Agreement" means the Series A-1 Preferred Stock and Common Stock Investment Agreement, dated as of November 23, 1998, by and among the Corporation and Telecom Partners II, L.P., as such agreement may from time to time be amended in accordance with its terms.

         "Whitehall Investment Agreement" means the Series B Preferred Stock Investment Agreement, dated as of August 6, 1999, by and between the Corporation and Whitehall Street Real Estate Limited Partnership, as such agreement may from time to time be amended in accordance with its terms.

         Section 13. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 14 hereof without the prior written consent of the holders of a majority of the Series B Preferred outstanding at the time such action is taken; provided that no such action shall change (i) the manner in which dividends on the Series B Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series B Preferred or the times at which redemption of Series B Preferred is to occur, without the prior written consent of the holders of at least 75% of the Series B Preferred then outstanding or
(ii) the percentage required to approve any change described in clause (i) above, without the prior written consent of the holders of at least 75% of the Series B Preferred then outstanding; and provided, further, that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series B Preferred then outstanding.

         Section 14. Notices. Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its Chief Executive Officer, and attested by its Chief Financial Officer, this 25th day of October, 1999.


                                       ALLIED RISER COMMUNICATIONS CORPORATION


                                       By: /s/ DAVID H. CRAWFORD
                                           -------------------------------------
                                       Name:  David H. Crawford
                                       Title: Chief Executive Officer


Attested:

By: /s/ TODD C. DOSHIER
    -------------------------------
Name:  Todd C. Doshier
Title: Chief Financial Officer